LICENSE AGREEMENT



ENTERED INTO IN MONTREAL, this 8th day of September, 1999.


BETWEEN: PHON-NET.COM, INC., a Florida corporation duly constituted under the laws of Florida, having its head office or principal place of business at 600-750 W.Pender St., Vancouver, BC, V6C 2T7

                  (hereinafter referred to as the "LICENSOR")

AND: G.T.C. TRANSCONTINENTAL GROUP LTD., a corporation duly constituted under the laws of Canada, having its head office or principal place of business at 1 Place Ville Marie, Suite 3315, Montreal, Quebec, H3B 3N2

                  (hereinafter referred to as the "LICENSEE")

                                    PREAMBLE
                                    --------

WHEREAS the Licensor has created and is the owner of the "Direct Connect" software (the "Software") that enables a detailed description of the Software's functionalities and specifications being attached to this License Agreement (the "Agreement") and identified as Schedule A;

WHEREAS Licensee intends to use the Software in conjunction with Licensee's other licensed software enabling coupon data capture in its Ad-bag.ca business operations;

WHEREAS the Licensor agrees to license the Licensee with the Software, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the aforementioned premises and the mutual covenants hereinafter set forth, the Preamble forming integral part of this Agreement, the parties agree as follows:

                                   SECTION 1
                                   DEFINITIONS
                                   -----------

1.1. For the purposes of the Agreement, unless otherwise expressly provided, the following terms shall have the meaning set forth below:

       "Effective Date"              means the date referred to at the
                                     beginning of the present Agreement;

       "License Fee"                 means the costs charged to the Licensee as
                                     described in section 3 and Schedule B
                                     hereof;

       "Licensed Know-How"           means and includes any and all technical
                                     information, processes, uses, compositions, detailed design information and any and all modifications, improvements and developments thereof owned by the Licensor and necessary for the use of the Software;

       "Licensee's Core Business"    means Licensee's business of allowing
                                     manufacturers, retailers, product and
                                     service marketers and packaged goods
                                     companies to distribute secure targeted
                                     coupons and targeted promotions to
                                     consumers via the Internet and, more
                                     particularly, providing the necessary
                                     products and services to (i) allow
                                     consumers to use an internet browser
                                     plug-in to access client promotion coupon from any web site or banner advertisement and to download and print associated household targeted and secure coupons (ii) aggregate relevant electronic flyer offers to consumers based on living area (iii) design online advertising to reach consumers in a specific area and (iv) connect consumers to retailers by telephone while viewing the retailer's web page;

       "Territory"                   means Canada;

       "User Database"               means the database comprising of all
                                     information generated through the use of the Software pursuant to this Agreement, during the term of this Agreement and any renewal periods thereafter; and

                                   SECTION 2
                  LICENSE AND RIGHTS PERTAINING TO THE SOFTWARE
                  ---------------------------------------------

2.1. The Licensor represents and warrants that it has the rights to use and license the Software, that the present license is granted to the Licensee pursuant to and in respect of those foregoing rights and that the Licensor has full power and authority to enter into and perform this Agreement.

2.2. Subject to the terms and conditions of the present Agreement, the Licensor grants to the Licensee during the term of this Agreement, the exclusive right to use, market and sublicense the Software in the Territory.

2.3 Licensee may later on enter into a non-exclusive license agreement to use, market and sublicense the Software in the U.S.A. or any other country under terms to be negotiated with Licensor. Licensee shall have a right of first refusal for thirty (30) days to enter into an exclusive license to use, market and sublicense the Software in other countries than the U.S.A. and Canada in Licensee's Core Business under the same terms as offered by a third party to Licensor, this to exclude the countries of Japan, Korea, New Zealand, and Australia.

                                   SECTION 3
                                   LICENSE FEE
                                   -----------

3.1. For the duration of this Agreement and any renewal periods thereafter, the Licensee shall pay to the Licensor, in Canadian funds, on a quarterly basis, the License Fee, the amount and particulars of which are further detailed in Schedule B annexed hereto and forming part of this Agreement.

                                   SECTION 4
                              TERM AND TERMINATION
                              --------------------

4.1. Unless otherwise terminated and subject to subsection 4.2 hereof, this Agreement shall end two (2) years from the date of execution of this Agreement.

4.2. The Licensee may, in its sole discretion, renew the term of this Agreement for an additional one (1) year period from the expiry of the term provided for at subsection 4.1 hereof or any lesser or greater term as may be agreed to by the parties, by providing at least thirty (30) days written notice to the Licensor prior to the expiry of the term provided for at subsection 4.1 hereof.

4.3. The Licensor or the Licensee may terminate this Agreement at any time, after written notice, for breach or default by the other party, unless the other party has remedied such breach or default to the satisfaction of the party complaining, within thirty (30) days after receipt by the breaching party of said written notice of such default. A waiver by a party of its right to terminate this Agreement due to any particular breach or default shall be construed as a continuing waiver. In the event where the Licensor has breached the exclusivity granted to the Licensee under subsection 2.2 hereof, the Licensee, after having provided a written notice to the Licensor detailing the breach and providing a reasonable period to cure such breach, shall be relieved from paying the License Fee, until such a time where the Licensor has provided to the Licensee assurances and evidence that such breach has been cured.

4.4. This Agreement shall be terminated as of right, without notice or formality if (a) either party proceeds to a liquidation of its assets;
       (b) either party hereto makes an assignment of all its property for the general benefit of its creditors, or if a bankruptcy petition is filed against it and a final judgment is rendered pronouncing its bankruptcy;
       (c) if a receiver, trustee, liquidator or any person possessing similar powers is appointed to administer or liquidate either party's assets.

4.5. No termination of this Agreement shall prejudice the Licensor's rights hereunder to the License Fee provided for in subsection 3.1 and to the User Database Royalties provided for in section 8, in respect of sales or licensing agreements which have been concluded prior to the termination of this Agreement but for which an invoice has not been issued or payment has not been received, as the case may be.

                                   SECTION 5
                                 CONFIDENTIALITY
                                 ---------------

5.1. The Licensor and the Licensee agree to treat as confidential any information disclosed to the other as it relates to the system use and marketing of the Software both during and after the duration of this Agreement. The Licensor and the Licensee shall use reasonable care, consistent with the measures taken to safeguard each of their own confidential information, to ensure that, each of their directors, officers, employees, agents, representatives and customers to whom confidential information needs to be disclosed to allow full execution of this Agreement, shall keep all such information confidential.

5.2. Additionally and notwithstanding the standard of confidentiality provided for in subsection 5.1 hereof, the Licensee's actual and future business strategy as it relates to the Software shall be treated as confidential information by the Licensor in compliance with the terms and conditions set forth in a certain confidentiality and non-use agreement executed on June 21, 1999.

                                   SECTION 6
                      OTHER OBLIGATIONS AND REPRESENTATIONS
                      -------------------------------------

6.1.   Nothing in this Agreement shall be construed as:

       (a) granting any license or rights to the Licensee other than those rights granted hereby with respect to the Software; or

       (b) creating a partnership or employer/employee relationship, but the relationship between the parties is acknowledged and agreed to be that of arm's length independent contractors contracting with each other.

6.2. The Licensor warrants that within the Territory, the Software is not infringing on any existing copyrights, patents or trade-marks owned by third parties; if any claim is made against the Licensee or a sublicensee concerning a possible infringement on existing similar software, the Licensor agrees to forthwith indemnify and save the Licensee harmless of and from any consequences that may reasonably flow therefrom in the form of any actions or proceedings taken by third parties or others effected as a result thereof. Without limiting the generality of the above, the Licensor hereby expressly agrees to assume liability for, and to indemnify, protect, and hold harmless the Licensee and its agents, employees, and sublicensees against any and all losses, damages (including punitive, special and consequential damages), liabilities, expenses, costs (including reasonable attorneys' fees), penalties and obligations, loss of expected revenues, arising out of or incurred in connection with any reasonable claim, demand, action, suit or proceeding of any kind by any third party in any way relating to the Software. For the duration of this agreement, Licensor shall maintain an insurance coverage of at least $1,000,000 to cover for third party claims of any nature including copyright infringement, and will name Licensee as a co-insured.

6.3. The Licensor represents and warrants that the Software is and shall be fully Year 2000 Compliant in accordance with industry standards. Year 2000 Compliance means that the

       Software can accurately process date/time data (including, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries including the years 1999 and 2000 and leap year calculations.

       If the Software is not Year 2000 Compliant, the Licensee shall instruct the Licensor to replace or modify, at the Licensor's expense, all relevant elements so that the Software and its use by the Licensee becomes Year 2000 Compliant within thirty (30) calendar days of notice to the Licensor and the Licensor shall compensate the Licensee forthwith of any loss of expected revenues linked, directly or indirectly, from the inability of the Software to be Year 2000 Compliant.

6.4. The Licensor warrants that the Software shall be free from defects in material and workmanship, and shall conform to the specifications and functionalities set forth in Schedule A hereof. Furthermore, the Licensor warrants that the Software shall conform to any other specifications, drawing, samples or instructions given at any time and from time to time by the Licensee, provided that conformity, as defined with consideration to accepted industry standards, is achievable and provided the Licensor is afforded the time necessary to complete the required work. The Licensor shall compensate the Licensee forthwith of any loss of expected revenues stemming from the inability of the Software to perform up to the specifications described in Schedule A hereof and those required from time to time by the Licensee.

6.5. During the term of this Agreement and any renewal periods thereafter, the Licensor will provide to the Licensee, free of charge, any new updates of the Software as well as any improvements made to the Software as soon as those updates and improvements are completed and in any event no later than two business days from their commercial release, or other official release within any stage of the development process. As well, the Licensor will provide the Licensee with the required level of support and training.

6.6. During the term of this Agreement and any renewal periods thereafter, the Licensee will be responsible for data entry, sales materials, implementation, monitoring and maintaining a sales plan/program for the Software, designing, building and managing a web site through which the Software may be accessed via the Internet.

                                   SECTION 7
                           RIGHTS TO THE USER DATABASE
                           ---------------------------

7.1. The parties to this Agreement agree that the User Database and all copyright and other intellectual and proprietary rights therein are and will remain, through the duration of this Agreement and after its expiry, the property of the Licensee.

7.2 Upon execution and during the term of this License Agreement, the Licensor shall deposit, at its own costs, the most current version of the source code and any supporting documentation in paper or other suitable fixed form developed for the software (the "Materials") with a trust company. In addition, the Licensor shall provide the trust company from time to time improvements, modifications, updates or changes to the Materials. In the event of a default such as bankruptcy, insolvency or breach by Licensor, Licensor agrees to guarantee Licensee full and complete access to Software server based in Toronto for the full term of the contract and any renewal periods of the contract. Licensee will always be able to use to their fullest capacity the Software in the listed territory for the duration of the contract. The Trust Company will have access to the Materials to ensure 100% term use.

                                   SECTION 8
                           REPRESENTATION AND CONTACT
                           --------------------------

8.1 Both the Licensee and the Licensor will designate a contact person responsible for regular reviews of data and projections between the Licensor and the Licensee in order for both parties to adequately perform their respective obligations.

                                   SECTION 9
                               GENERAL PROVISIONS
                               ------------------

9.1. Any notices or requests which the parties may be required to give pursuant to this Agreement shall be sent by telecopier or by registered mail, postage prepaid, to the addresses set out below:

       IF TO THE LICENSOR, AT:
       -----------------------

       Phon-Net.com, Inc.
       600-750 W.Pender St.
       Vancouver, BC
       V6C 2T7

       Attention:        Brian Collins
                         President and CEO

       Telephone:        (604) 437-3787
       Fax:              (604) 437-3070

       IF TO THE LICENSEE, AT:
       -----------------------

       G.T.C. Transcontinental Group Ltd.
       1 Place Ville-Marie
       Suite 3315
       Montreal, Quebec
       H3B 3N2

       Attention:        Mario Mrvica
                         Director, Marketing and Development

       Telephone:        (514) 954-4011
       Fax:              (514) 954-4038

       WITH A COPY TO:

       Mr. Yvon Bolduc, Vice-President, Legal Affairs and Secretary

       Telephone:        (514) 954-4000
       Fax:              (514) 954-4016

       and shall be deemed to have been received three (3) days after the date of mailing or fax.

9.2. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and neither of the parties shall be bound by any conditions, definitions, warranties or representation with respect to the subject matter hereof, other than as expressly provided in this Agreement.

9.3. This Agreement shall be governed by and interpreted in accordance with the laws of Quebec and the laws of Canada applicable therein.

9.4. In the event that any section or subsection is held to be invalid or unenforceable or inapplicable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of the provisions hereof, but such part shall be fully severable, and this Agreement shall be construed and enforced as if such invalid or unenforceable or inapplicable part had never been inserted herein and the parties do hereby agree that they would have signed this Agreement without such invalid or unenforceable part included herein.

9.5. This Agreement will be binding upon the respective parties hereto, and their assignees, provided that neither party shall assign this Agreement or any rights herein without the other party's written consent. It is understood however that Licensee shall have the right to assign this Agreement to one of its affiliates upon written notice to Licensor.

9.6. The obligations in section 5 and in subsections 6.2 and 6.4 shall survive the termination of this Agreement.


IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their respective officers duly authorized, as of the date first mentioned in this Agreement.


(Licensor)                     PHON-NET.COM, INC.


                               Per: /s/ Brian Collins
                                   --------------------------------
                                    Name:  Brian Collins
                                    Title: President and CEO


(Licensee)                     G.T.C. TRANSCONTINENTAL GROUP LTD.


                               Per: /s/ Mario Mrvica
                                   --------------------------------
                                     Name:  Mario Mrvica
                                     Title: Director, Marketing and Development

                                   SCHEDULE A
                                   ----------



                         SPECIFICATIONS OF THE SOFTWARE
                         ------------------------------


The DIRECT CONNECT software, developed by PHON-NET.COM and Quad-Linq Software is designed to:



1) Allows CONSUMERS, using a single line phone/modem connection to the Internet, to utilize the features of the DIRECT CONNECT software.

2) Allows BUSINESSES, using a DIRECT CONNECT license (one-year term), to set up DIRECT CONNECT icons on their business web pages, allowing consumers to utilize the features of the DIRECT CONNECT software.



CONSUMERS FEATURES AND BENEFITS INCLUDE:
---------


- DIRECT CONNECT software is free to all consumers.

- DIRECT CONNECT software installs the first time the icon is used.

- DIRECT CONNECT software will automatically upgrade to the newest version when clicked any time after the initial installation. - DIRECT CONNECT features a direct (voice) connection, allowing consumers to connect to businesses from the Internet by placing a regular phone call with their single line phone/modem connection while viewing the business' web page. Specifically:



                  a) Controls modem/phone connection.

                  b) Auto dials the business.

                  c) Alerts you to pick up the phone.

                  d) Allows the consumer to view the web page and talk to
                     business simultaneously.

                  e) When finished, the consumer hangs up and clicks the "DONE"
                     button.

                  f) The Internet link is re-established.

                  g) The Consumer can now talk to businesses without logging on or off the Internet.

- DIRECT CONNECT also features an email option for consumers to receive an email of the business' specials, promotions, coupons, and/or information from a business by using the e-commerce (email) button. The consumer is able to enter any email address to receive the e-commerce email from the business. - DIRECT CONNECT'S Voice mail feature, when used by the consumer is identical to the direct (voice) connection, except the call is placed to the business' message service or/and answering machine.

- Consumers will have free technical support (during designated business hours) available Toll free in Canada and the USA.


DOWNLOAD SPEED COMPARISONS
--------------------------

Current Size of Direct Connect: 348 KB

MODEM         MAXIMUM RATE            APPROXIMATE TIME TO DOWNLOAD IN MINUTES
                                      AND SECONDS (MM:SS)

RATING        OF DOWNLOAD *           ACTUAL SIZE    DOWNLOAD SIZE **

56,600 **     6.5 KB/second             00:54             01:24

33,600        4.2 KB/second             01:24             02:06

28,800        3.6 KB/second             01:36             02:30

BUSINESS FEATURES AND BENEFITS INCLUDE:
--------


-        The business will receive a one-year license for each DIRECT CONNECT account.

-        Unlimited use of each DIRECT CONNECT account on business web pages.

-        Easy to set up by a virtual on-line program.

-        24 hr. a day, 7 days a week access to each DIRECT  CONNECT  account  with  complete  control  over account information and features.

-        Illustrated printable instruction manual.

-        Technical support (during designated business hours) available toll free in Canada and the USA.

- Technical support and/or training (during designated business hours) as required, will be provided for Adbag.ca and the staff of Adbag.ca.



Each account will include the features of:


-        A direct (voice) connection to any telephone number used by the business. A second telephone number option is available and will be used by the software if the consumer should get a busy signals from the primary telephone number.

- Email specials of unlimited length can be composed in standard ASCII characters by the business for consumers to request and receive.

-        Voice mail: any telephone number and/or answering service may be used by business.

Development of new value added features for the DIRECT CONNECT software will include, but will not be limited to: a ten telephone number memory call back button and a ten telephone number, consumer programmable phone book. A release date for these new features is not currently available.

DIRECT CONNECT is designed to work with a consumer's existing hardware. No guarantee of service is offered if the consumer has no data modem with a regular touch tone phone, or if single phone line is shared with a fax and/or custom fax software, or if Internet connection is by ISDN, ADSL and/or cable modem, or if computer is part of a LAN (Local Area Network) or WAN (Wide Area Network), or any other hardware/software not identified as common for consumers. If a consumer does not meet the pre-requisites needed to utilize the Direct Connect software, the Direct Connect software, upon not find a modem, will assume the consumer has a phone line available, and will display the business phone number attached to the Direct Connect license.

INTERFACE AND INSTRUCTIONS for the Direct Connect software will be modified jointly by both parties for clarity and understanding from the consumer's point of view.

DIRECT CONNECT software is designed and tested to work with Windows 95 and Windows 98 only. All operating systems including Unix and Macintosh may work when running Microsoft Windows, however the software is not tested or supported for alternative operating systems.

DIRECT CONNECT is designed to work with Java enabled Microsoft Internet Explorer and Netscape Navigator. Pre-Java versions will not function properly with the software.

 ALTHOUGH DIRECT CONNECT MAY WORK WITH UNCOMMON AND/OR CUSTOM HARDWARE/SOFTWARE
 ------------------------------------------------------------------------------
 USED BY CONSUMERS, DIRECT CONNECT IS DESIGNED FOR STANDARD COMPUTERS, STANDARD
 ------------------------------------------------------------------------------
       DIAL-UP CONNECTIONS, AND A TOUCH TONE PHONE (CONNECTED TO THE MODEM
       -------------------------------------------------------------------
                         AND/OR SAME TELEPHONE NUMBER).
                         ------------------------------

                                   SCHEDULE B
                                   ----------



                        PARTICULARS OF THE LICENSING FEE
                        --------------------------------


Distributors/Sub-distributors selling DIRECT CONNECT licenses to businesses will have a distributor account with as many as required number of blank accounts set up to distribute to the businesses. All accounts will be available to view/control by the Distributors/Sub-distributors on a master log-on screen.

PHON-NET.COM reserves the right to access all master log-on screens to verify accounts purchased/invoiced.

                                 PURCHASE PRICE
                                 --------------


Transcontinental can purchase each unit for $80.00 CDN Funds, per year plus taxes if applicable.

                                   SCHEDULE C
                                   ----------



                        COMPARISON OF CLOSEST COMPETITOR
                        --------------------------------

===============================================================================================================
                    PHON-NET.COM'S                                VOICE OVER IP
                    DIRECT CONNECT                                ALTERNATIVE
===============================================================================================================
              SETUP Easy.                                         Easy.
                    350kb - 2 minute download using 56k modem.    1250kb - 10 minute download using 56k modem.
                    Automated software (instant install).         Manual software (activated by user)
                    NO REGISTRATION REQUIRED.                     Registration required (name, address and a
                    NO CREDIT CARD REQUIRED.                      lot of personal information).
                    NO PREPAYMENT REQUIRED.                       Credit card required.
===============================================================================================================
               COST SOFTWARE - free to consumers.                 SOFTWARE - free to consumers. Account must
                    NO ACCOUNT NECESSARY.                         have $100 minimum to start.

                    Businesses charged an annual fee of           Businesses charged an annual fee of $US
                    $US 149.95 (or less, depending on             $US 500.00 (or more, depending on size of call
                    promotions) to put a direct-link icon         center) to put a direct-link icon on Web page.
                    on Web page.


                    Consumer uses current telephone company       Long distance charges to anyone using
                    while viewing web page.                       system with rates controlled by the company
                                                                  and charged to your credit card.

                    LOCAL CALLS - FREE.                           Local calls - 4.9 cents per minute*.

                    Long distance calls - As per consumer's long  Long distance calls - 4.9 cents per minute*.
                    distance carrier.
                                                                  Toll free (1-800) calls - MOST are free,
                                                                  otherwise 4.9 cents per minute*.
                    TOLL FREE (1-800) CALLS - FREE
===============================================================================================================
HARDWARE            USES EXISTING HARDWARE.                       Requires a sound card, speakers and
& SOFTWARE          Software is small and quick to download.      microphone.

                                       13

===============================================================================================================
REQUIREMENTS        Easy to install and use.                      Software is bulky and takes up to 5-6 times
                                                                  longer to download.
                                                                  Easy to install and use.
===============================================================================================================
SECURITY            USES CONSUMER'S OWN PHONE TO PLACE THE CALL.  Uses Internet, platform and company's phone switches.
                    Purchases are secure.
                                                                  Internet security issues still relevant.
===============================================================================================================
UPDATES             INSTANT AND AUTOMATED.                        Notification of changes for long distance
                                                                  charges are dependent on the company
                                                                  e-mailing consumer with information.
                                                                  Updates are not guaranteed.
===============================================================================================================
SOUND               USES CONSUMER'S OWN PHONE.                    Filters through the Internet and switches.
QUALITY             CALLS ARE AS CRISP AND CLEAR AS CAN NORMALLY  Comparable to a static radio phone.
                    BE EXPECTED.
===============================================================================================================
SUMMARY             FREE TO CONSUMERS.                            24 hour voice mail.
                    Directly connect to business.                 Easy installation.
                    24 hour voice mail.                           Although software is free, revenue is
                    E-specials available.                         created through long distance and local
                    Auto-notification before commencing any long  charges.
                    distance (toll) call.                         Cost of long distance and local calls is
                    Easy installation.                            controlled by this company.
                    Small and automated (works like a plug-in).   Registration required.
                    Toll-free technical help desk.                Credit card required.
                    Instantaneous updates.                        When asked about the poor sound quality of
                                                                  the call, answer was "the system is new and
                                                                  will be improved at a later date."
===============================================================================================================

                                       14